UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020 (April 17, 2020)

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Lumber Liquidators Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-33767 (Commission File Number)	27-1310817 (IRS Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia 23230

(Address of Principal Executive Offices) (Zip Code)

(804) 463-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement.

Entry into Amendment to Fourth Amended and Restated Credit Agreement

As previously disclosed, on March 29, 2019, Lumber Liquidators Holdings, Inc. (the “Company”) and its domestic subsidiaries, including Lumber Liquidators, Inc. (“LLI”) and Lumber Liquidators Services, LLC (“LL Services” and, collectively with LLI, the “Borrowers”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (the “Bank”) and Wells Fargo Bank, National Association (“Wells” and, collectively with the Bank, the “Lenders”) and the Bank in its capacity as administrative agent and collateral agent (in this capacity, the “Agent”) and Wells as syndication agent.

On April 17, 2020, the Borrowers entered into a First Amendment to the Credit Agreement (the “Amendment”) with the Lenders and the Agent. The execution of the Amendment, among other things, increases the maximum amount of borrowings under the revolving credit facility (as amended by the Amendment, the “Revolving Credit Facility”) from $175 million to $212.5 million until August 30, 2020. The total size of the Credit Agreement increased to $237.5 million, inclusive of the $25 million FILO Term Loan. The maturity date of the Credit Agreement remains March 29, 2024.

The Amendment increased the margin for LIBOR Rate Loans (as defined in the Amendment) to (i) 2.50% to 3.00% over the applicable LIBOR Rate (as defined in the Amendment) with respect to Revolving Loans (as defined in the Amendment) and (ii) 3.75% to 4.50% over the applicable LIBOR Rate with respect to FILO Term Loans (as defined in the Amendment), in each case (for one, two, three or six month interest periods as selected by the Borrowers) depending on the Borrowers’ average daily excess borrowing availability under the Revolving Credit Facility during the most recently completed fiscal quarter. The Amendment also increased the unused commitment fee of 0.25% per annum to 0.50% per annum on the average daily unused amount of the Revolving Credit Facility during the most recently completed calendar quarter.

Except as set forth in the Amendment, all other terms and conditions of the Credit Agreement remain in place.

Following the execution of the amendment, the Company had a total of $105 million of loans and letters of credit outstanding under the Revolving Credit Facility, $25 million outstanding under the FILO Term Loan, and $41 million in cash and cash equivalents on its balance sheet.

The Lenders perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for the Company and its affiliates, for which they receive customary fees and expenses.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Conditions.

On April 20, 2020, the Company issued a press release announcing certain preliminary unaudited financial metrics related to the three months ended March 31, 2020. The preliminary unaudited financial metrics disclosed in the press release are furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 — “Entry into Amendment to Fourth Amended and Restated Credit Agreement” above, the content of which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Executive Compensation due to the ongoing COVID-19 Pandemic

In light of the impact on the Company of the ongoing COVID-19 Pandemic, the Company is temporarily reducing the base salaries of a number of its salaried employees, effective as of April 20, 2020. Included in this reduction is a temporary reduction by 25% in the base salaries of the Company’s Executive Officers until such time as the Compensation Committee shall determine, or, in the case of the Interim President and Chief Customer Experience Officer and the Chief Financial Officer, the Board shall determine. Additionally, each of those officers who have entered into a Severance Agreement with the Company has agreed that this temporary reduction in base salary does not constitute “Good Reason” (an event that could permit such officer to resign and receive severance) under his or her respective Severance Agreement with the Company.

Reduction in Director Compensation due to the ongoing COVID-19 Pandemic

In light of the impact on the Company of the ongoing COVID-19 Pandemic and in connection with the temporary reduction in the base salaries of the Company’s salaried employees, effective as of April 20, 2020, the quarterly cash compensation paid to the members of the Board and the Committees of the Board will be reduced by 30% until such time as the Nominating and Corporate Governance Committee and the Board shall determine.

Item 7.01.	Regulation FD Disclosure.

Withdrawal of 2020 Guidance and Business Update due to the ongoing COVID-19 Pandemic

On April 20, 2020, the Company issued a press release addressing certain aspects of the ongoing COVID-19 Pandemic on the Company, including that the Company is withdrawing its annual 2020 financial guidance that was provided on February 25, 2020 due to the impact of the ongoing COVID-19 Pandemic and, therefore, investors should no longer rely on that information. The Company also provided in the press release a discussion of actions that the Company is taking to address these impacts, including certain cost reduction initiatives, and providing certain business updates related to liquidity and operations as a result of the ongoing COVID-19 Pandemic. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information disclosed in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01.	Other Events.

Delay in filing of Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 due to the ongoing COVID-19 Pandemic

Due to the ongoing COVID-19 Pandemic, the Company is giving notice in this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the "Quarterly Report"). The Company is relying on the Securities and Exchange Commission's Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the "Order").

The Company's operations and business have experienced significant disruptions due to the unprecedented conditions surrounding the ongoing COVID-19 Pandemic along with the various measures that Federal, state, and local jurisdictions have taken in response to the crisis. In response to these measures, the Company has implemented widespread work-from-home arrangements for the Company’s headquarters and call center associates, reductions in operating hours, along with closure of certain store showrooms while operating out of the back on a curbside-pickup-or-delivery basis for the overwhelming majority of its stores.  The work to adapt the Company’s operating practices to protect the safety of our customers, associates, and the community has been substantial and is ongoing and the Company is unable to predict when those measures will be lifted.  In connection with the preparation of the Quarterly Report, the Company currently is experiencing disruptions in its normal processes and interactions with its accounting personnel, legal advisors and others responsible for preparation of the Quarterly Report.  In addition, the Company is applying the applicable sections of the CARES Act which, at a minimum, has had an effect on the complexity and timing of the Company’s first quarter tax provision.    As a result of the foregoing, the Company’s Quarterly Report, which prior to the Order was due on May 11, 2020, is now expected to be filed the week of May 25th.

COVID-19 Pandemic Risk Factor

In light of the ongoing COVID-19 Pandemic the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019, with the following risk factor:

The ongoing COVID-19 Pandemic has disrupted, and may continue to disrupt, our business, which could adversely affect our financial performance

The effects of the ongoing COVID-19 Pandemic have included and could continue to include disruptions in our supply chain, disruptions or restrictions on the ability of many of our employees to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions, as well as temporary closures of certain of our showrooms, or the facilities of our customers or suppliers. Considering the significant uncertainty as to when we can fully reopen some or all of our stores and the uncertain customer demand environment, we have begun discussions with our vendors and other business partners to reduce or defer our contractual obligations and obtain other concessions. In addition, the ongoing COVID-19 Pandemic has resulted in a widespread health crisis that is adversely affecting the economies and financial markets of many countries, including the United States and Canada, which has resulted in an economic downturn that may negatively affect demand for our products. The extent to which the ongoing COVID-19 Pandemic could impact our business, results of operations, financial condition and liquidity is highly uncertain and will depend on future developments, including the potential geographic spread and duration of the ongoing COVID-19 Pandemic, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak. The potential impacts to the Company will likely not be fully recoverable.

The ongoing COVID-19 Pandemic is a highly fluid and rapidly evolving situation, and we cannot anticipate with any certainty the length, scope or severity of such restrictions in each of the jurisdictions that we operate. We believe that business disruption relating to the ongoing COVID-19 Pandemic will continue to negatively impact the United States, Canada and the global economy which could adversely impact our business, liquidity, financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements in this Current Report on Form 8-K may include, without limitation, statements regarding expectations relating to the ongoing COVID-19 Pandemic. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in the Company’s other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2019 and the Risk Factor included in Item 8.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT	DESCRIPTION

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 17, 2020, among Lumber Liquidators Holdings, Inc. and its domestic subsidiaries, including Lumber Liquidators, Inc. and Lumber Liquidators Services, LLC (collectively, the “Borrowers”), Bank of America, N.A. as administrative agent and collateral agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Lenders.

99.1	Press release, dated April 20, 2020 (furnished not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020

LUMBER LIQUIDATORS HOLDINGS, INC.

By:	/s/ M. Lee Reeves
M. Lee Reeves
Chief Legal Officer and Corporate Secretary